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Cooley Godward LLP                         ATTORNEYS AT LAW     Palo Alto, CA
                                                                650 843-5000

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                                           www.cooley.com

                                           DEBORAH A. MARSHALL
                                           650 843-5137
                                           marshallda@cooley.com

July 17, 1998

Terayon Communication Systems, Inc.
2952 Bunker Hill Lane
Santa Clara, CA 95054

RE: OPINION IN CONNECTION WITH FILING OF S-1 REGISTRATION STATEMENT

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Terayon Communication Systems, Inc. (the "Company") of a Registration Statement on Form S-1 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission"), covering an underwritten public offering of up to 3,450,000 shares of Common Stock including 450,000 shares of Common Stock that may be sold pursuant to the exercise of an over-allotment option, (collectively, the "Common Stock").

In connection with this opinion, we have (i) examined and relied upon the Registration Statement and related Prospectus, the Company's Certificate of Incorporation and Bylaws, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below, and (ii) that the shares of Common Stock will be sold by the underwriters at a price established by the Pricing Committee of the Board of Directors of the Company.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Common Stock, when sold and issued in accordance with the Registration Statement and related Prospectus, will be validly issued, fully paid and nonassessable.

We consent to the reference to our firm under the caption "Legal Matters" in the Prospectus included on the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

COOLEY GODWARD LLP


By /s/ Deborah A. Marshall
   ---------------------------
     Deborah A. Marshall